UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2010

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4296 Forbes Boulevard, Lanham, Maryland		20706
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	3014592590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

In November 2008, the Board of Directors of Vocus, Inc. (the "Company") approved a stock repurchase plan providing for the repurchase of up to $30 million of the Company’s common stock (the "Repurchase Plan"). As of August 31, 2010, the Company had repurchased 1,418,487 of its shares with an aggregate purchase price, including commissions, of approximately $22,537,865.

On August 31, 2010, the Company adopted a Rule 10b5-1 trading plan with a brokerage firm (the "Company Plan") for the repurchase of up to $4,000,000 of Company shares inclusive of any amounts spent previously for purchases by the broker prior to the adoption of the Company Plan. The Company Plan is scheduled to terminate in October 2010 and is intended to comply with Rule 10b‑18 of the Securities Exchange Act of 1934.

Shares that are purchased under the Company Plan will be purchased under the Repurchase Plan. The Company Plan specifies the total value of shares of the Company’s common stock that may be repurchased and the market prices at which the repurchases may occur, subject to the terms and conditions of the Company Plan and SEC regulations. Because purchases under the Company Plan are subject to certain pricing parameters, there is no guarantee as to the exact number of shares that will be repurchased under the Company Plan, or that there will be any repurchases pursuant to the Company Plan.

Additionally, on August 31, 2010, Richard Rudman, Chief Executive Officer of the Company, adopted a Rule 10b5-1 trading plan (the "Plan") with a brokerage firm to sell up to 400,000 shares of the Company's stock. The plan is scheduled to terminate in September 2012.

The Plan was established as part of Mr. Rudman's individual long-term investment strategy for asset diversification and liquidity. The Plan specifies the number of shares of the Company’s common stock that may be sold and the market prices at which the sales may occur, subject to the terms and conditions of the Plan and SEC regulations. Mr. Rudman informed the Company that he did not have knowledge of any material nonpublic information about the Company when he adopted the Plan.

Transactions under both the Company Plan and the Plan will be disclosed publicly though appropriate filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

September 7, 2010	By:	/s/ Stephen Vintz

Name: Stephen Vintz
Title: Chief Financial Officer and Treasurer